EXHIBIT 99.1

For Release:

7:00 a.m., Tuesday, July 15, 2003

Contact:

Richard Humphrey, 212-834-1201

rhumphrey@greenpoint.com

GreenPoint’s Second Quarter Net Up 14% to $1.54

New York, July 15 — GreenPoint Financial Corp. (NYSE: GPT) today announced record net income from continuing operations of $1.54 per diluted share, or $130 million, an increase of 14% over the second quarter of 2002 and 5% over the first quarter.

Highlights of the Quarter:

(continuing operations)

•	EPS: a record $1.54, 14% over the prior year second quarter

•	ROE: 27.5%

•	ROA: 2.34%

•	Core deposits: $7.6 billion, 31% over the prior year second quarter

•	Mortgage production: $11.3 billion, 61% over the prior year second quarter

•	Net charge-offs: $0.6 million, 0.03% annualized of average mortgage loans held for investment.

“GreenPoint’s record earnings continue to be driven by the complementary relationship between our mortgage and retail banking businesses,” said Thomas S. Johnson, Chairman and Chief Executive Officer. “Low interest rates propelled mortgage banking revenues and earnings to all-time highs, more than compensating for net interest income and margin compression. We achieved our record earnings without excessive leverage, and GreenPoint’s strong capital position and high return on equity allowed us to continue returning capital to shareholders.

“Based on our strong earnings momentum and the more favorable tax treatment of dividends” Mr. Johnson continued, “we announced a 15.2% dividend increase on July 8. Coupled with the February increase, GreenPoint has increased its dividend by a total of 44% this year, in addition to repurchasing 5.4% of our outstanding shares.

“Given the current interest rate environment, both of our businesses performed superbly. Our mortgage business achieved record levels of applications and originations during the quarter, a record period-end pipeline, and higher sale margins, all while maintaining very high credit quality. In our retail banking operation, our new branches continued to exceed expectations for core deposits, and our new small business banking program maintained its growth trajectory. Across all branches, core deposits and banking fees continue to show double digit growth.”

Retail Deposits

Core deposits, continuing to benefit from GreenPoint’s effective sales culture, free checking programs, small business banking initiative and de novo branching program, grew to $7.6 billion at June 30, 2003 up 31% from $5.8 billion a year ago and 7% from $7.2 billion at the end of March. Eleven of the 16 de novo branches originally planned have opened since September, 2002. Core deposits in the new branches totaled $365 million at the end of the second quarter.

Loan Originations/Sales

Mortgage production for the quarter was $11.3 billion, up 61% over the $7 billion in the second quarter of 2002 and 22% over the $9.3 billion of the first quarter. Specialty loan originations were $2.9 billion compared to $2.5 billion a year ago and $2.8 billion in the first quarter. Applications were $23 billion compared to $18 billion during the first quarter.

A total of $8.7 billion of loans was sold in the secondary market as whole loans with no credit recourse to GreenPoint. The Company securitized $288 million of home equity lines of credit and second mortgages. Approximately $1.8 billion of loans were sold to the Bank’s held-for-investment portfolio, representing 17% of total loans sold during the quarter. The average FICO score of all loans originated during the quarter was 718.

Gain on sale income from secondary market sales and securitizations was $146 million, an increase of 70% over the second quarter of 2002 and 17% higher than the first quarter.

The average sale margin for specialty loans was 306 basis points, compared to 289 basis points in the first quarter. The average sale margin for all loans sold and securitized during the quarter was 162 basis points, up from 141 basis points in the first quarter.

The period end pipeline was $12 billion compared to $9 billion at the end of the first quarter.

Asset Quality

Asset quality of the on-balance sheet mortgage portfolio remained strong. The average FICO score of loans in the portfolio was 712, solidly in the “A” quality category. The average loan-to-value ratio of loans in the held-for-investment portfolio was 63% of the original appraised value of the property. Non-performing mortgage loans held-for-investment as a percent of total mortgage loans held for investment was 1.62%, compared to 1.60% at the end of the second quarter of 2002 and 1.67% at the end of the first quarter. Total non-performing loans at June 30, 2003 were $162 million compared to $161 million at the end of the first quarter.

Mortgage loan charge-offs for the second quarter, which equaled the provision for loan loss, were $0.6 million, compared to $0.3 million in the same period a year ago and in the first quarter.

Non-performing loans held-for-sale, delinquent loans in the mortgage warehouse that mostly have been acquired as repurchases under representation and warranty commitments, were $86 million at June 30, 2003, down from $94 million at the end of the first quarter. GreenPoint maintains a valuation reserve through which the value of these loans is adjusted to the estimated fair value.

Net Interest Income

Net interest income on a tax equivalent basis in the current quarter was $170 million, versus $193 million in the second quarter of 2002 and $176 million in the first quarter. The decline reflected higher average earning assets and a lower net interest margin. The net interest margin was 3.23%, down from 4.06% in the second quarter of 2002 and 3.51% in the first quarter.

Non-Interest Income

Non-interest income in the second quarter was $164 million, up 56% from $106 million a year ago and 11% from the $149 million in the first quarter. The increase versus the year ago and prior period was due primarily to an increase in the net gain on sale of mortgage loans and higher banking fees, partially offset by a decline in loan servicing income due to higher loan prepayments in the low interest rate environment.

Non-Interest Expense

Total non-interest expense was $125 million compared to $121 million in the first quarter and $102 million in the second quarter of 2002. The increase versus the second quarter a year ago and the first quarter was primarily the result of increases in salaries and benefits, primarily incentive compensation related to the significant increase in mortgage production.

Capital Management

During the second quarter of 2003, the Company repurchased 2.3 million shares of its common stock at an average price of $48.39. There are approximately 2.5 million shares remaining in the current repurchase authorization.

After the end of the quarter, the Company announced a three-for-two stock split and a 15.2% dividend increase, both with a record date of August 8, 2003 and a payable date of August 20, 2003. Historical earnings per share data adjusted for the stock split are provided in Table 8.

Discontinued Business

Net income from the discontinued manufactured housing business was $0.1 million, reflecting a performance consistent with projections made at the time the business was discontinued.

Basis of Presentation

In conjunction with the previously announced decision to exit the manufactured housing business, current and comparative prior period income statements present the results of continuing operations and the discontinued business separately. The balance sheet is a consolidation of continuing operations and the discontinued business. All supporting tables are presented for continuing operations only with the exception of the per share data and capital ratios included in Table 7 which are presented for the combined operations.

Live Broadcast of Investor Conference Call

GreenPoint will host an investor conference call and will broadcast the call live via the internet. The call will take place at 10:00 a.m. (EDT) on July 15th and will be hosted by Jeffrey R. Leeds, GreenPoint’s Executive Vice President and Chief Financial Officer.

For instructions on how to listen to the broadcast, please log on to GreenPoint’s web site at www.greenpoint.com and click on the banner at the bottom of the home page. Requirements for access to the internet broadcast are a modem of at least 14.4Kbps and RealPlayer Audio. RealPlayer Audio can be downloaded at no charge from www.real.com/products/player/index.html. Please allow adequate time to be connected to the broadcast.

The broadcast will be archived on GreenPoint’s web site two hours following the completion of the call and can be accessed at any time during the following two weeks at the Investor Relations section of the site.

GreenPoint Financial Corp.

GreenPoint Financial Corp. (NYSE: GPT), www.greenpoint.com, a $22 billion asset bank holding company, is among the most profitable of the 50 largest banking companies in the country. GreenPoint’s businesses, a national mortgage business and a New York retail bank, are complementary to each other and therefore reduce the cyclical nature of earnings growth inherent in the financial services industry.

GreenPoint Mortgage, with originations of more than $33 billion in 2002, originates a wide variety of exclusively “A” quality loans, including agency qualifying loans and Jumbo A loans, and specializes in Alternative A mortgages. “Alt A” borrowers meet Fannie Mae and Freddie Mac standards for credit score, but want flexibility beyond agency guidelines for documentation requirements, property type, debt ratio or loan-to-value ratio, and are willing to pay a premium for that flexibility. GreenPoint’s “Alt A” loan charge-off experience is comparable to conventional Fannie Mae and Freddie Mac loans.

GreenPoint Bank, a New York State chartered savings bank, is the second largest thrift depository in the Greater New York area with $12 billion in deposits in 85 branches serving more than 400,000 households.

This Earnings Release contains certain forward-looking statements, which are based on management’s current expectations. These forward-looking statements include information concerning possible or assumed future results of operations, trends, financial results and business plans, including those relating to earnings growth; revenue growth; origination volume in the Company’s mortgage business; non-interest income levels, including fees from product sales; credit performance on loans made by the Company; tangible capital generation; margins on sales or securitizations of loans; market share; expense levels; results from new business initiatives in the retail banking business; and other business operations and strategies. For these statements, GreenPoint claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 to the extent provided by applicable law. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to: risks and uncertainties related to acquisitions, divestitures and terminating business segments, including related integration and restructuring activities; prevailing economic conditions; changes in interest rates, loan demand, real estate values, and competition, which can materially affect origination levels and gain on sale results in the Company’s mortgage business, as well as other aspects of our financial performance; the level of defaults, losses and prepayments on loans made by the Company, whether held in portfolio, sold in the whole loan secondary markets or securitized, which can materially affect charge-off levels, required loan loss reserve levels and the Company’s periodic valuation of its retained interests from securitizations; changes in accounting principles, policies, and guidelines; adverse changes or conditions in capital or financial markets, which can adversely affect the ability of the Company to sell or securitize loan originations on a timely basis or at prices which are acceptable to the Company, as well as other aspects of our financial performance; actions by rating agencies and the effects of these actions on the Company’s businesses, operations and funding requirements; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues, whether of general applicability or specific to the Company and its subsidiaries; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services; and the risk factors or other uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors section included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on March 28, 2003. The forward-looking statements are made as of the date of this Release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

###

GreenPoint Financial Corp. and Subsidiaries

Table 1 – Consolidated Statements of Financial Condition

(Unaudited)

(In millions)	June 30, 2003	March 31, 2003	Dec. 31, 2002

Assets
Cash and due from banks	$420	$274	$277
Money market investments	14	33	92

Total cash and cash equivalents	434	307	369

Securities:
Securities available for sale	5,102	5,720	4,093
Retained interests in securitizations	84	78	108
Federal Home Loan Bank of New York stock	255	240	300
Securities held to maturity	3	3	3

Total securities	5,444	6,041	4,504

Loans receivable held for sale	5,370	5,042	5,595
Loans held for investment, net	9,962	9,607	9,901
Other interest-earning assets	145	140	141
Servicing assets	120	109	117
Goodwill	395	395	395
Other assets	806	758	792

Total assets	$22,676	$22,399	$21,814

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Core deposits	$7,639	$7,154	$6,487
Term certificates of deposit	4,686	5,053	5,309

Total deposits	12,325	12,207	11,796

Borrowings:
Securities sold under agreements to repurchase	2,100	2,100	2,000
Other short term borrowings	215	740	285
Federal Home Loan Bank advances	4,500	4,200	4,600
Senior notes	349	—	—
Subordinated bank notes	150	150	150
Long term debt	200	200	200

Total borrowings	7,514	7,390	7,235

Mortgagors’ escrow	67	76	68
Liability under recourse exposure	280	290	301
Other liabilities	571	533	490

Total liabilities	20,757	20,496	19,890

Stockholders’ equity:
Common stock	1	1	1
Additional paid-in capital (A)	839	824	818
Retained earnings	1,768	1,664	1,563
Accumulated other comprehensive income, net	7	15	24
Treasury stock, at cost	(696)	(601)	(482)

Total stockholders’ equity	1,919	1,903	1,924

Total liabilities and stockholders’ equity	$22,676	$22,399	$21,814

Note (A): Net of ESOP and stock plans unallocated/unearned shares.

GreenPoint Financial Corp. and Subsidiaries

Table 2 – Consolidated Statements of Operations

(Unaudited)

	Quarter Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,
(In millions, except per share amounts)	2003	2003	2002	2003	2002

Interest income	$291.8	$298.3	$328.8	$590.1	$646.4
Interest expense	123.9	123.5	137.7	247.4	275.9

Net interest income	167.9	174.8	191.1	342.7	370.5
Provision for loan losses	(0.6)	(0.3)	(0.3)	(0.9)	(0.7)

Net interest income after provision for loan losses	167.3	174.5	190.8	341.8	369.8

Non-interest income:
Fees, commissions and other income:
Loan servicing income	(0.4)	5.8	5.9	5.4	11.1
Banking services fees and commissions	17.2	14.5	14.4	31.7	27.0
Other	3.1	3.4	4.4	6.5	7.0

Total fees, commissions and other income	19.9	23.7	24.7	43.6	45.1
Net gain on sales of mortgage loans	145.7	124.3	86.0	270.0	176.0
Change in valuation of retained interests	(0.7)	(0.7)	(7.1)	(1.4)	(7.1)
Net (loss) gain on sales of securities	(0.6)	1.2	2.0	0.6	3.8

Total non-interest income	164.3	148.5	105.6	312.8	217.8

Non-interest expense:
Salaries and benefits	66.5	61.6	47.4	128.1	96.7
Employee Stock Ownership and stock plans expense	6.7	6.1	7.0	12.8	13.0
Net expense of premises and equipment	20.9	20.9	17.5	41.8	35.5
Advertising	4.5	4.4	5.7	8.9	8.6
Federal deposit insurance premiums	0.5	0.5	0.5	1.0	1.0
Other administrative expenses	27.3	27.1	24.6	54.4	48.6

Total general and administrative expenses	126.4	120.6	102.7	247.0	203.4
Other real estate owned operating (income) expense, net	(1.7)	0.2	(0.6)	(1.5)	(1.1)

Total non-interest expense	124.7	120.8	102.1	245.5	202.3

Income from continuing operations before income taxes	206.9	202.2	194.3	409.1	385.3
Income taxes related to earnings from continuing operations	77.1	75.3	71.7	152.4	142.2

Net income from continuing operations	129.8	126.9	122.6	256.7	243.1

Discontinued operations:
Net income from disposal of discontinued business	0.1	0.3	0.2	0.4	1.7

Net income from discontinued operations	0.1	0.3	0.2	0.4	1.7

Net income	$129.9	$127.2	$122.8	$257.1	$244.8

Diluted earnings per share:
Net income from continuing operations	$1.54	$1.47	$1.35	$3.02	$2.67
Net income from discontinued operations	—	—	—	—	0.02

Net income	$1.54	$1.47	$1.35	$3.02	$2.69

Dividends declared per share	$0.31	$0.31	$0.25	$0.62	$0.50

GreenPoint Financial Corp. and Subsidiaries

Table 3 – Supplemental Performance Measurements – Cash Earnings

– Continuing Operations

(Unaudited)

Cash earnings is a non-GAAP measurement that is defined as net income from continuing operations less a non-cash charge related to the Employee Stock Ownership Plan. This non-cash expense, unlike GreenPoint’s other expenses, does not reduce GreenPoint’s tangible capital, thereby enabling the Company to increase shareholder value through the growth of earning assets, increases in cash dividends and additional repurchases of the Company’s stock.

	Quarter Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,
(In millions, except per share amounts)	2003	2003	2002	2003	2002

Net income from continuing operations	$129.8	$126.9	$122.6	$256.7	$243.1
Add back:
Employee stock plans expense	6.7	6.1	7.0	12.8	13.0

Cash earnings from continuing operations	$136.5	$133.0	$129.6	$269.5	$256.1

Diluted earnings per share from continuing operations	$1.54	$1.47	$1.35	$3.02	$2.67
Effect of employee stock plans expense	0.08	0.07	0.08	0.15	0.14

Cash earnings per share	$1.62	$1.54	$1.43	$3.17	$2.81

GreenPoint Financial Corp. and Subsidiaries

Table 4 – Average Consolidated Balance Sheets, Interest and Rates – Continuing Operations

(Unaudited)

	Quarter Ended

	June 30, 2003			March 31, 2003

	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

	(Taxable-equivalent interest and rates, dollars in millions)
Assets:
Interest-earning assets:
Mortgage loans held for investment	$9,809	$156.7	6.39%	$9,749	$166.3	6.82%
Other loans	22	0.4	7.62	20	0.4	7.71
Loans held for sale	5,089	70.6	5.55	5,093	75.9	5.96
Securities	5,883	61.0	4.15	4,835	53.3	4.42
Other interest-earning assets	276	5.0	7.22	340	4.0	4.74

Total interest-earning assets	21,079	$293.7	5.57	20,037	$299.9	5.99
Non-interest earning assets	1,154			1,132

Total assets	$22,233			$21,169

Liabilities and Stockholders’ Equity:

Interest-bearing liabilities:
Deposits:
Savings	$1,465	$2.5	0.68	$1,359	$3.0	0.90
Demand deposits and N.O.W.	2,462	9.3	1.51	2,016	7.7	1.54
Money market and variable rate savings	3,500	12.0	1.38	3,378	12.9	1.55

Total core deposits	7,427	23.8	1.28	6,753	23.6	1.42
Term certificates of deposit	4,852	36.6	3.02	5,148	39.1	3.08

Total deposits	12,279	60.4	1.97	11,901	62.7	2.14
Mortgagors’ escrow	66	0.3	2.12	64	0.3	1.74
Borrowed funds	7,322	54.3	2.94	6,665	52.4	3.15
Senior notes	96	0.8	3.27	—	—	—
Subordinated bank notes	150	3.5	9.36	150	3.5	9.36
Guaranteed preferred interest in Company’s junior subordinated debentures	200	4.6	9.16	200	4.6	9.16

Total interest-bearing liabilities	20,113	123.9	2.46	18,980	123.5	2.62
Other liabilities	229			275

Total liabilities	20,342			19,255
Stockholders’ equity	1,891			1,914

Total liabilities and stockholders’ equity	$22,233			$21,169

Net interest income / interest rate spread		$169.8	3.11%		$176.4	3.37%

Net interest-earning assets / net interest margin	$966		3.23%	$1,057		3.51%

Ratio of interest-earning assets to interest-bearing liabilities	1.05			1.06

GreenPoint Financial Corp. and Subsidiaries

Table 4 – Average Consolidated Balance Sheets, Interest and Rates – Continuing Operations

(Continued)

(Unaudited)

	Six Months Ended

	June 30, 2003				June 30, 2002

	Average			Average	Average			Average
	Balance		Interest	Yield/Cost	Balance		Interest	Yield/Cost

	(Taxable-equivalent interest and rates, dollars in millions)
Assets:
Interest-earning assets:
Mortgage loans held for investment	$9,779		$323.0	6.61%	$10,057		$380.8	7.57%
Other loans	21		0.8	7.66	19		0.8	8.64
Loans held for sale	5,091		146.5	5.80	3,847		126.4	6.63
Securities	5,362		114.3	4.27	4,363		126.7	5.81
Other interest-earning assets	308		9.0	5.86	297		16.9	11.45

Total interest-earning assets	20,561		$593.6	5.79	18,583		$651.6	7.03
Non-interest earning assets	1,143				1,021

Total assets	$21,704				$19,604

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Deposits:
Savings	$1,412		$5.5	0.79	$1,270		$8.8	1.39
Demand deposits and N.O.W.	2,240		17.0	1.53	842		3.7	0.91
Money market and variable rate savings	3,440		24.9	1.46	3,137		29.9	1.92

Total core deposits	7,092		47.4	1.35	5,249		42.4	1.65
Term certificates of deposit	4,999		75.7	3.05	5,593		108.5	3.91

Total deposits	12,091		123.1	2.05	10,842		150.9	2.81
Mortgagors’ escrow	65		0.6	1.93	84		0.7	1.74
Borrowed funds	6,996		106.7	3.04	6,252		103.5	3.34
Senior notes	48		0.8	3.25	—		—	—
Senior bank notes	—		—	—	134		4.6	6.72
Subordinated bank notes	150		7.0	9.36	150		7.0	9.36
Guaranteed preferred interest in Company’s junior subordinated debentures	200		9.2	9.16	200		9.2	9.16

Total interest-bearing liabilities	19,550		247.4	2.54	17,662		275.9	3.13
Other liabilities	252				175

Total liabilities	19,802				17,837
Stockholders’ equity	1,902				1,767

Total liabilities and stockholders’ equity	$21,704				$19,604

Net interest income / interest rate spread			$346.2	3.25%			$375.7	3.90%

Net interest-earning assets / net interest margin	$1,011			3.37%	$921			4.05%

Ratio of interest-earning assets to interest-bearing liabilities	1.05	x			1.05	x

GreenPoint Financial Corp. and Subsidiaries

Table 5 – Mortgage Loan Origination and Disposition – Continuing Operations

(Unaudited)

	Quarter Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,
(In millions)	2003	2003	2002	2003	2002

Comparative Mortgage Loan Volumes

Total applications received	$23,189	$18,389	$15,038	41,578	$27,074

Total loans originated:
Specialty products(1)	$2,921	$2,760	$2,455	5,681	$4,646
Home equity / Seconds	614	528	694	1,142	1,312
Agency / Jumbo	7,808	6,040	3,892	13,848	7,517

Total loans originated(2)	$11,343	$9,328	$7,041	20,671	$13,475

Pipeline	$12,136	$8,997	$7,049	12,136	$7,049

Loans held for sale	$5,370	$5,042	$4,251	5,370	$4,251

	Quarter Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,
(In millions)	2003	2003	2002	2003	2002

Mortgage Loans Sold and Average Margins

Whole loan sales:
Loans sold	$8,686	$8,802	$5,943	17,488	$11,397
Gain on sale	$141	$123	$84	264	$170
Average margin	1.62%	1.41%	1.41%	1.51%	1.49%
Average margin by product type:
Specialty products(1)	3.06%	2.89%	2.95%	2.97%	2.96%
Home Equity / Seconds	1.19%	1.23%	1.59%	1.22%	1.66%
Agency / Jumbo	1.02%	0.69%	0.57%	0.86%	0.63%

Securitizations(3):
Loans securitized	$319	$34	$63	353	$226
Gain on sale	$5	$1	$2	6	$6
Average margin	1.57%	1.59%	3.26%	1.58%	2.59%

(1) Specialty products include: Alt A, No Doc and A minus programs.
(2) Total loans originated include correspondent purchases for the held for investment portfolio which totaled $1.1 billion in the second quarter of 2003 and $437 million in the first quarter of 2003.
(3) Includes draws from prior period securitizations.

GreenPoint Financial Corp. and Subsidiaries

Table 6 – Credit Quality and Performance – Continuing Operations

(Unaudited)

	June 30,	March 31,	Dec. 31,
(In millions)	2003	2003	2002

Non-performing Assets:
Non-accruing loans:
Loans held for investment	$162	$161	$160
Loans held for sale	86	94	66

Total non-accruing loans	248	255	226
Other real estate owned	20	21	17

Total non-performing assets	$268	$276	$243

Non-accruing loans held for investment to mortgage loans held for investment	1.62%	1.67%	1.61%

Non-accruing loans held for sale to mortgage loans held for sale	1.60%	1.87%	1.18%

Non-performing assets to total assets	1.18%	1.23%	1.12%

	Quarter Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,
(In millions)	2003	2003	2002	2003	2002

Loan Provision and Charge-offs:
Provision for loan losses	$0.6	$0.3	0.3	0.9	$0.7

Residential mortgage charge-offs	$(0.6)	$(0.3)	(0.3)	(0.9)	$(0.7)

Allowance for loan losses	$75	$75	75	75	$75

Allowance for loan losses as a percentage of mortgage loans held for investment	0.75%	0.78%	0.76%	0.75%	0.76%

GreenPoint Financial Corp. and Subsidiaries

Table 7 – Selected Financial Ratios and Other Data

(Unaudited)

	Quarter Ended						Six Months Ended

	June 30,		March 31,		June 30,		June 30,
(In millions)	2001		2003		2002		2003		2002

Performance Ratios from Continuing Operations (Annualized):
Cash earnings return on average assets(1)	2.46%		2.51%		2.59%		2.48%		2.61%
Cash earnings return on average equity(1)	28.87%		27.80%		29.11%		28.34%		28.99%
Return on average assets	2.34%		2.40%		2.45%		2.37%		2.48%
Return on average equity	27.46%		26.52%		27.53%		26.99%		27.52%
Net interest margin	3.23%		3.51%		4.06%		3.37%		4.05%
Net interest spread	3.11%		3.37%		3.91%		3.25%		3.90%
General and administrative expense to average assets	2.24%		2.28%		2.05%		2.28%		2.07%
Net interest income to general and administrative expenses	1.35	x	1.45	x	1.86	x	1.39	x	1.82	x
Efficiency ratio(2)	37.5%		37.3%		34.6%		37.7%		34.6%
Average interest-earning assets to average interest-bearing liabilities	1.05	x	1.06	x	1.06	x	1.05	x	1.05	x

(1) Excludes ESOP expense.
(2) Total general and administrative expenses as a percentage of net interest income and non-interest income.

	June 30,	March 31,	June 30,
(In thousands, except per share amounts)	2003	2003	2002

Share Data:
Book value per common share	$23.02	$22.50	$20.45
Tangible book value per common share	$18.28	$17.83	$16.09

Period end shares used to calculate per share data	83,341	84,586	90,609
Average shares used to calculate diluted earnings per share	84,023	86,218	90,968
Total shares outstanding (shares issued less treasury stock purchased)	92,073	93,694	99,402

	June 30,	March 31,	Dec. 31,
	2003	2003	2002

Regulatory Capital Ratios(3):
Company(4):
Leverage capital	7.68%	7.97%	7.51%
Risk-based capital:
Tier 1	11.28%	11.53%	11.43%
Total	12.79%	13.08%	12.96%
Bank:
Leverage capital	7.38%	8.03%	7.42%
Risk-based capital:
Tier 1	10.83%	11.61%	11.30%
Total	12.33%	13.17%	12.83%
Other:
Tangible equity to tangible managed assets	5.89%	5.87%	5.98%
Tangible equity to managed receivables (5)	7.96%	8.13%	7.69%

(3) Current period capital ratios are preliminary.
(4) Includes Trust Preferred of $200 million classified as long term debt.
(5) Managed receivables is calculated by adding on-balance sheet loans to off-balance sheet managed receivables.

GreenPoint Financial Corp. and Subsidiaries

Table 8 – Proforma Effect of 3 for 2 Stock Split on Earnings Per Share

(Unaudited)

	Quarter Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,
	2003	2003	2002	2003	2002

Share Data:
Diluted earnings per share:
Net income – continuing operations as reported	$1.54	$1.47	$1.35	$3.02	$2.67
Net income – continuing operations as adjusted	$1.03	$0.98	$0.90	$2.01	$1.78
Book value per common share:
As reported	$23.02	$22.50	$20.45
As adjusted	$15.35	$15.00	$13.63
Tangible book value per common share:
As reported	$18.28	$17.83	$16.09
As adjusted	$12.19	$11.89	$10.73
Dividends declared per share:
As reported	$0.31	$0.31	$0.25	$0.62	$0.50
As adjusted	$0.21	$0.21	$0.17	$0.41	$0.33

	Quarter Ended

	Dec. 31,	Sept. 30,	June 30,	March 31,
	2002	2002	2002	2002

Share Data:
Diluted earnings per share:
Net income – continuing operations as reported	$1.46	$1.41	$1.35	$1.32
Net income – continuing operations as adjusted	$0.97	$0.94	$0.90	$0.88
Book value per common share:
As reported	$22.07	$21.35	$20.45	$19.15
As adjusted	$14.71	$14.23	$13.63	$12.77
Tangible book value per common share:
As reported	$17.53	$16.94	$16.09	$14.82
As adjusted	$11.69	$11.29	$10.73	$9.88
Dividends declared per share:
As reported	$0.25	$0.25	$0.25	$0.25
As adjusted	$0.17	$0.17	$0.17	$0.17

	Year Ended

	December 31,
	2002	2001	2000	1999	1998

Share Data:
Diluted earnings per share:
Net income – continuing operations as reported	$5.53	$4.50	$2.80	$2.19	$1.85
Net income – continuing operations as adjusted	$3.69	$3.00	$1.87	$1.46	$1.23
Book value per common share:
As reported	$22.07	$18.39	$22.77	$21.40	$19.99
As adjusted	$14.71	$12.26	$15.18	$14.27	$13.33
Tangible book value per common share:
As reported	$17.53	$14.00	$13.17	$11.26	$9.45
As adjusted	$11.69	$9.33	$8.78	$7.51	$6.30
Dividends declared per share:
As reported	$1.00	$1.00	$1.00	$0.88	$0.64
As adjusted	$0.67	$0.67	$0.67	$0.59	$0.43